MediaOne Group, Inc.
Key Operating Statistics- Pro Forma (1)
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                                            For the Quarter Ended
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In thousands, except                    Mar. 31,     Dec. 31,     Mar. 31,
   dollar amounts                         1999         1998         1998
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OPERATING STATISTICS- DOMESTIC CABLE
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MediaOne Domestic Cable
Statistics
  Homes Passed                          8,527        8,488        8,387
  Basic Video Customers                 4,966        4,948        4,912
  Basic Video Customer
   Growth (Y/Y)                             1.1%         1.0%       1.5%
  Basic Video Penetration                  58.2%        58.3%      58.6%

  High Speed Data Customers               114           84           29

  Telephone Customers                      17           10            -
  Telephone Lines                          22           13            -
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Results Per Customer:
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  Video Monthly
   Revenue per Customer                 $   42.45   $   41.18   $   39.19
  Total Monthly Broadband
   Revenue per Customer                 $   43.93   $   42.02   $   39.83

  Video EBITDA Margin
   (with Year 2000 costs)                   41.1%       41.5%       43.3%
  Total EBITDA Margin                       36.9%       37.4%       40.9%


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Time Warner Entertainment (2)
  Homes Passed                            17,938      17,453      15,758
  Basic Video Customers                   11,153      10,794       9,916
  High Speed Data
   Customers                                 148         104          39
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(1) Results reflect pro forma adjustments for acquisitions, dispositions and other asset transactions.
(2) MediaOne Group has 50% management control of TWE domestic broadband business and a 25.51% equity ownership.
    TWE numbers are as reported versus normalized numbers.
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